Exhibit 99.1

Archimedes Tech SPAC Partners III Co. Announces the Upsized Pricing of $240 Million Initial Public Offering

CLAYMONT, DE, January 23, 2026 – Archimedes Tech SPAC Partners III Co. (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company and led by Chairman Eric R. Ball and CEO Long Long, today announced the upsized pricing of its initial public offering of 24,000,000 units at an offering price of $10.00 per unit, for total gross proceeds of $240 million. Each unit consists of one ordinary share and one-fourth of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one ordinary share at $11.50 per share. The units are expected to trade on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “ARCIU” beginning January 23, 2026. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to be traded on Nasdaq under the symbols “ARCI” and “ARCIW,” respectively.

BTIG, LLC is acting as sole book-running manager for the offering. Loeb & Loeb LLP and Walkers (Cayman) LLP are serving as legal counsel to the Company, and White & Case LLP is serving as legal counsel to the underwriters.

The Company has granted the underwriter a 45-day option to purchase up to an additional 3,600,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on January 26, 2026, subject to customary closing conditions.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2026. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Archimedes Tech SPAC Partners III Co.

Archimedes Tech SPAC Partners III Co. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses. While the Company may pursue a business combination target in any business, industry or geographical location, the Company intends to focus its search for businesses in the technology industry, and its focus will be on the artificial intelligence, cloud services and automotive technology sectors.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Long Long
Chief Executive Officer
Archimedes Tech SPAC Partners III Co.
(725) 312-2430